UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2025

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2025, Trevi Therapeutics, Inc. (the “Company”) announced the hiring of David Hastings to serve as the Company’s Chief Financial Officer and principal financial officer, effective January 6, 2026.

Mr. Hastings, 64, served as Chief Financial Officer of Arbutus Biopharma Corporation, a publicly held biopharmaceutical company, from June 2018 until March 2025. Previously, he was Senior Vice President and Chief Financial Officer at Unilife Corporation, which was a publicly held pharmaceutical company before it ceased operations in 2017, from 2015 to 2017. Prior to that, he served as Chief Financial Officer and Executive Vice President of Incyte Corporation, a publicly held biopharmaceutical company, from 2003 to 2014. Mr. Hastings also previously served as Vice President, Chief Financial Officer and Treasurer at ArQule Inc., which was a publicly held biopharmaceutical company later acquired by Merck & Co. Inc. Mr. Hastings currently serves as a member of the board of directors and the chair of the audit committee of Scynexis, Inc., a publicly held biotechnology company. Mr. Hastings received a Bachelor of Arts in Economics from the University of Vermont.

In connection with Mr. Hastings’ hiring, he and the Company entered into an offer letter agreement (the “Offer Letter”) providing for, among other things, an annualized base salary of $522,000, and an annual incentive bonus of up to 40% of his annualized base salary. Pursuant to the Offer Letter, Mr. Hastings will also be eligible for separation benefits under the Company’s Executive Separation Benefits and Retention Plan (the “Separation Benefits Plan”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38886), filed with the SEC on September 24, 2019.

In addition, upon the commencement of Mr. Hasting’s employment with the Company, he will be granted an option to purchase 375,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the original number of shares underlying the option monthly thereafter.

The Company will also enter into the Company’s standard form of indemnification agreement with Mr. Hastings, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-230745) filed with the SEC on April 5, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Hastings for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service to the Company.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: December 5, 2025	By:	/s/ Jennifer L. Good
Name: Jennifer L. Good
Title: President and Chief Executive Officer